UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2024 (the “Closing Date”), Adaptimmune Therapeutics plc (the “Company” and collectively with any Company affiliates that are made party to the Loan Agreement, “Borrower”) entered into a Loan and Security Agreement (the “Loan Agreement”), with several banks and other financial institutions or entities from time to time party hereto as lenders (each, a “Lender”, and collectively “Lenders”) and Hercules Capital, Inc., a Maryland corporation in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, including any successors or assigns, the “Agent”), for a term loan facility of up to $125.0 million (the “Term Loan”), consisting of a term loan advance in the aggregate principal amount equal to $25.0 million on the Closing Date (the “Tranche 1 Advance”), a term loan advance available to the Company subject to certain terms and conditions in the aggregate principal amount of $25.0 million (the “Tranche 2 Advance’), a term loan advance available subject to certain terms and conditions in the aggregate amount of $5.0 million (the “Tranche 3 Advance”), a term loan advance available subject to certain terms and conditions in the aggregate principal amount of $30.0 million (the “Tranche 4 Advance”) and a term loan advance available in the sole discretion of the Lenders and subject to certain terms and conditions in the aggregate principal amount of $40.0 million (the “Tranche 5 Advance” and together with each Tranche Advance, the “Term Loan Advances”). The proceeds of the Term Loan will be used solely to repay related fees and expenses in connection with the Loan Agreement and for working capital and general corporate purposes.

The Tranche 2 Advance will be available, subject to customary terms and conditions, during the period commencing on the date that Borrower shall have received U.S. Food and Drug Administration (“FDA”) approval for the sale and marketing of afami-cel for the treatment of advanced synovial sarcoma and continuing through the earlier of (a) June 30, 2025, and (b) the date that is thirty (30) days after the first date on which Borrower shall have received FDA approval for the sale and marketing of afami-cel for the treatment of advanced synovial sarcoma. The Tranche 3 Advance, Tranche 4 Advance and Tranche 5 Advance will be available, subject to customary terms and conditions, on the Company meeting certain performance conditions relating to its afami-cel and lete-cel products..

The Term Loan will mature on June 1, 2029 (the “Maturity Date”). Borrowings under the Loan Agreement bear interest at an annual rate equal to the greater of (i) 9.65% or (ii) 1.15% plus the Wall Street Journal prime rate. Accrued interest on the Term Loan is payable monthly in arrears. Additionally, the principal balance of each Term Loan Advance shall bear interest from the date advanced to one year from the date thereof, in an amount equal to 2.0%, which shall be added to the outstanding principal balance so as to increase the outstanding principal balance. There will be a tranche facility charge on any Term Loan Advance, except for the Tranche 1 Advance or Tranche 2 Advance, of 1.0% of such advance. Upon the occurrence and continuance of an event of default, a default interest rate of an additional 4.0% may be applied to any outstanding secured obligations, and the Agent may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

At the Borrower’s option, the Borrower may prepay all or any portion greater than $5.0 million (and increments of $1.0 million) of the outstanding borrowings, subject to a prepayment premium equal to (i) 3.0% of the principal amount outstanding if the prepayment occurs during the first year following the Closing Date, (ii) 2.0% of the principal amount outstanding if the prepayment occurs during the second year following the Closing Date, and (iii) 1.0% of the principal amount outstanding if the prepayment occurs thereafter but prior to the Maturity Date. In addition, the Borrowers paid a $500,000 facility charge upon closing. The Loan Agreement also provides for an end of term charge, payable upon maturity or the repayment of obligations under the agreement, equal to 5.85% of the principal amount of the Term Loan (if fully prepaid), or 5.85% of the principal amount being prepaid, if Borrower partially prepays the Term Loan.

The Term Loan is secured by a lien on substantially all of Borrower’s existing or after-acquired assets, including intellectual property, subject to customary exceptions. In addition, the Loan Agreement contains customary closing and commitment fees, prepayment fees and provisions, events of default and representations, warranties and affirmative and negative covenants, including a financial covenant requiring the Company to maintain certain levels of cash in accounts subject to a control agreement in favor of the Agent (the “Qualified Cash”) during the period commencing on January 1, 2025 (which initial commencement date is subject to adjustment if certain performance milestones are met) and at all times thereafter, provided that if the Company has achieved certain performance milestones, the amount of Qualified Cash is subject to certain reductions. The Loan Agreement also includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Loan Agreement, cross acceleration to third-party indebtedness and certain events relating to bankruptcy or insolvency.

The foregoing description of the Loan Agreement is only a summary of the material terms thereof, and does not purport to be complete. The description is qualified in its entirety by reference to the complete text of the Loan Agreement to be filed with the Securities and Exchange Commission in connection with the Company’s Form 10-Q for the quarter ended June 30, 2024.

Item 2.03Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 regarding the Loan Agreement is hereby incorporated by reference into this Item 2.03.

Item 7.01Regulation FD Disclosure.

On May 15, 2024, the Company issued a press release announcing the Loan Agreement described above. A copy of the press release is being filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated May 15, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: May 15, 2024	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary